CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 8, 2001 included in NUI Corporation's Form 10-K for the year ended September 30, 2001 and to all references to our Firm included in this registration statement.

                                         /s/ Arthur Andersen LLP
                                             ARTHUR ANDERSEN LLP


New York, New York
January 25, 2002